UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 28, 2021

SOLENO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36593	77-0523891
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

203 Redwood Shores Pkwy, Suite 500
Redwood City, CA 94065
(Address of principal executive offices)

(650) 213-8444

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbols	Name of each exchange on which registered
Common Stock, $0.001 par value	SLNO	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 1.01 Material Agreements.

On December 28, 2021, in connection with the dissolution of Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. (collectively, “Vivo”), Vivo assigned all right, title and interest to all future commercial milestone payments to Soleno Therapeutics, Inc. (the “Company”) that may become due to Vivo under the terms of the Agreement and Plan of Merger and Reorganization dated December 22, 2016 related to the Company’s acquisition of Essentialis, Inc. (the “Merger Agreement”), in exchange for the Company’s payment of $1.00 to each of Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P. Vivo was eligible to receive up to approximately $8.8 million in milestone payments from the Company if all commercial milestones are achieved under the Merger Agreement.

A copy of the Assignment Agreement is attached hereto as Exhibit 10.1.

ITEM 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

10.1	Assignment Agreement effective as of December 28, 2021 by and among the Registrant and Vivo Ventures Fund V, L.P. and Vivo Ventures V Affiliates Fund, L.P.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOLENO THERAPEUTICS, INC.

Date: December 30, 2021	By:	/s/ Anish Bhatnagar
Anish Bhatnagar
Chief Executive Officer